                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                (Amendment No. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      INTEGRATED DEFENSE TECHNOLOGIES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 13-4027646
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                    110 WYNN DRIVE, HUNTSVILLE, ALABAMA 35805
               (Address of principal executive offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-75476 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    -------------------                     ------------------------------

SERIES A JUNIOR PARTICIPATING                 THE NEW YORK STOCK EXCHANGE
PREFERRED STOCK PURCHASE RIGHTS

Securities to be registered pursuant to Section 12(g) of the Act:
None

         This Form 8-A/A amends and supplements the information set forth in the Registration Statement on the Form 8-A filed with the Securities and Exchange Commission (the "SEC") by Integrated Defense Technologies, Inc. (the "Company") on February 8, 2002, as amended by the Form 8A/A filed with the SEC on February 22, 2002. All capitalized terms not defined herein have the meanings ascribed to such terms in the Rights Agreement, dated as of February 5, 2002, between the Company and The Bank of New York, a national banking corporation, as rights agent (the "Rights Agent").

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On August 15, 2003, the Board of Directors of the Company adopted the First Amendment to Rights Agreement, dated as of August 14, 2003, between the Company and the Rights Agent (the "Amendment"). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of August 15, 2003, by and among DRS Technologies, Inc., a Delaware corporation, MMC3 Corporation, a Delaware corporation and wholly-owned subsidiary of DRS Technologies, Inc., and the Company.

          The form of the Rights Agreement specifying the terms of the Rights, including the exhibits thereto, is attached to the Form 8-A as Exhibit 3.4 and is incorporated herein by reference. The Amendment is attached as Exhibit 3.5 to this Form 8-A/A (Amendment No. 2) and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

ITEM 2.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER  DESCRIPTION

3.1* Amended and Restated Certificate of Incorporation of the Registrant, as amended
3.2*    Amended and Restated Bylaws of the Registrant, as amended
3.3*    Form of Certificate of Designation, Preferences and Rights of
        Series A Junior Participating Preferred Stock of the Registrant
3.4**   Form of Rights Agreement between the Registrant and The Bank of
        New York
3.5 First Amendment to Rights Agreement, dated as of August 14, 2003, between the Registrant and The Bank of New York
--------------------
* Incorporated by reference to Exhibits of the same number to our Registration Statement on Form S-1 (File No. 333-75476)

** Filed previously on Form 8-A

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 18, 2003

                                    INTEGRATED DEFENSE TECHNOLOGIES, INC.

                                         By:   /s/ Robert B. McKeon
                                               ---------------------------
                                               Name: Robert B. McKeon
                                                     Title: Chairman